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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

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    We  consent to the incorporation by  reference in the registration statement of Rexel, Inc. and subsidiaries on Form S-8 which relates to the 1988 Stock Incentive Plan (No. 33-32648), of our report, which includes an explanatory paragraph regarding the Company's change in method of accounting for income taxes, dated February 23, 1996, on our audits of the consolidated financial statements and financial statement schedule of Rexel, Inc. and subsidiaries as of December 31, 1995 and 1994, and the years ended December 31, 1995, 1994 and 1993 which report is included in this Annual Report on Form 10-K. We also consent to the reference to our firm as "Experts."

                                          /s/ COOPERS & LYBRAND L.L.P.
                                          Coopers & Lybrand L.L.P.

Miami, Florida
March 26, 1996

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